Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

The following unaudited pro forma condensed combined financial information as of June 30, 2021, for the nine-month period then ended and the twelve month period ended September 30, 2020, combines the historical consolidated financial position and results of operations of Digi International Inc. (“Digi” or “the Company”) and Ventus after giving effect to the transaction consummated pursuant to the Purchase Agreement by and among Keith Charette, Steven Glaser, The Keith R. Charette DE Incomplete – Gift Non-Grantor Trust, a Delaware irrevocable trust (collectively the “Sellers”), Ventus Networks, LLC, a Connecticut limited liability company, Ventus Holdings, LLC, a Delaware limited liability company, Ventus IP Holdings, LLC, a Delaware limited liability company, Ventus Wireless Services, Inc., a Delaware corporation, Ventus Wireless CA, Inc., a California corporation, VClipz, Inc., a Delaware corporation (collectively “Ventus”), and Digi International Inc., a Delaware corporation (the “Acquisition” or the “Transaction”).

The unaudited pro forma condensed combined financial information has been prepared to give effect to the following:

•	The acquisition of Ventus by Digi under the provision of the Financial Accounting Standards Board (FASB) Accounting Standards Codification, ASC 805, Business Combinations, where the assets and liabilities of Ventus will be recorded by Digi at their respective fair values as of the date the acquisition is completed;

•	Certain reclassifications to conform historical financial statement presentation of Ventus to Digi; and

•	Certain other material related transactions, including financing with proceeds used to facilitate the Acquisition

The following unaudited pro forma condensed combined financial statements are presented as follows:

•	The unaudited pro forma condensed combined statement of operations for the year ended September 30, 2020 was prepared based on (i) the historical audited consolidated statement of operations of Digi for the fiscal year ended September 30, 2020 (which is available in the Digi International Inc. Annual Report on Form 10-K for the fiscal year ended September 30, 2020) and (ii) the historical audited consolidated statement of operations of Ventus for the fiscal year ended December 31, 2020.

•	The unaudited pro forma condensed combined statement of operations for the nine-months ended June 30, 2021 was prepared based on (i) the historical unaudited condensed consolidated statement of operations of Digi for the nine-months ended June 30, 2021 (which is available in the Digi International Inc. Form 10-Q for the quarterly period ended June 30, 2021) and (ii) the historical unaudited consolidated statement of operations of Ventus from October 1, 2020 through June 30, 2021.

•	The unaudited pro forma condensed combined balance sheet as of June 30, 2021was prepared based on (i) the historical unaudited condensed consolidated balance sheet of Digi as of June 30, 2021 (which is available in the Digi International Inc. Form 10-Q for the quarterly period ended June 30, 2021) and (ii) the unaudited balance sheet of Ventus as of June 30, 2021.

The unaudited pro forma condensed combined statements of operations for the nine-months ended June 30, 2021 and the year ended September 30, 2020 give effect to the Digi acquisition of Ventus as if it had occurred on October 1, 2019. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the transaction as if it had occurred on June 30, 2021.

The unaudited pro forma condensed combined financial information is provided for illustrative informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily, and should not be assumed to be, an indication of the actual results that would have been achieved had the Acquisition been completed as of the dates indicated or that may be achieved in the future, including any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. The unaudited pro forma condensed combined financial statements do not purport to project the future financial position or operating results of Digi following the completion of the Acquisition. The unaudited pro forma financial information does not include adjustments to reflect any potential synergies or cost savings that may be achievable in connection with the Acquisition and related transactions. The unaudited pro forma condensed combined financial information has been prepared by Digi in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020.

Description of the Transaction

On November 1, 2021, pursuant to the terms of the Purchase Agreement, Digi completed the Ventus acquisition with a purchase price valued at approximately $347.6 million, subject to certain adjustments (including a customary working capital adjustment). In connection with the Ventus acquisition, Digi amended their existing credit facility and entered into the second amended and restated credit agreement with BMO Harris Bank (“BMO”), totaling $385 million in commitments. The $385 million credit facility is inclusive of a $350 million term loan and a $35 million revolving credit facility. The revolving credit facility includes a $10 million letter of credit subfacility and $10 million swingline subfacility. At the time of the acquisition, Digi had not drawn on the revolving credit facility.

On December 22, 2021, Digi further amended the credit facility and entered into the third amended and restated credit agreement with BMO. The third amendment further modified the second amended and restated credit arrangement by adjusting the previously agreed upon interest rate for the term loan and revolving credit facility.

The proceeds from the new credit agreement have been or will be used to fund the cash portion of the purchase consideration, the repayment of Ventus indebtedness, settlement of any net working capital surplus, and for other corporate purposes.

Borrowings under the term loan facility bear interest at a rate per annum equal to LIBOR with a floor of 0.50% for an interest period of one, three or six months as selected by Digi, reset at the end of the selected interest period (or a replacement benchmark rate if LIBOR is no longer available) plus 5.00% or a base rate plus 4.00%. The base rate is determined by reference to the highest of (1) BMO’s prime rate, (2) the Federal Funds Effective Rate plus 0.5%, or (3) one-month LIBOR for U.S. dollars plus 1.00%. The applicable margin for loans under the revolving credit facility is in a range of 4.00-3.75% for LIBOR loans and 3.00 to 2.75% for base rate loans, depending on Digi’s consolidated leverage ratio. The consolidated leverage ratio is defined as the ratio of Digi’s consolidated total funded indebtedness minus unrestricted cash as of such date to consolidated earnings before interest, taxes, depreciation and amortization for such period.

This term loan is secured by substantially all of the personal property assets of Digi and its subsidiaries. The agreement with BMO contains customary events of default, the occurrence of which would permit the lenders to terminate their commitments and accelerate loans under BMO, including failure to make payments to the lender, failure to comply with covenants in the agreement and other loan documents, cross default to other material indebtedness of Digi or any of its subsidiaries, failure of Digi or any of its subsidiaries to pay or discharge material judgments, bankruptcy of Digi or any of its subsidiaries, and change of control of Digi.

The allocation of the pro forma purchase price reflected in the unaudited pro forma condensed combined financial information is preliminary and subject to adjustment and may vary significantly from the actual purchase price allocation upon finalization of the purchase price allocation.

The unaudited pro forma condensed combined financial statements should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed combined financial statements;

•	Digi’s audited historical consolidated financial statements and related notes for the year ended September 30, 2020 and the unaudited historical consolidated financial statements and related notes for the nine months ended June 30, 2021;

•	Ventus’ audited historical consolidated financial statements and related notes for the year ended December 31, 2020 and unaudited interim financial statements for the six-month periods ended June 30, 2021 as included in Exhibit 99.3 to this filing.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	Historical Digi International Inc. as of June 30, 2021 (as reported)	Historical Ventus Holdings as of June 30, 2021 (as reported)	Reclassification and elimination adjustments Note 2	Note	Transaction accounting adjustments Note 3	Note	Other adjustments Note 5	Note	Digi International Inc. combined pro forma as of June 30, 2021
Current assets
Cash and cash equivalents	$146,942	$7,377			$(62,625)	3B			$91,694
Accounts receivable-net	41,276	6,039							47,315
Inventories	47,263	1,661							48,924
Other current assets	10,833	–	553						11,386
Prepaids & other current assets	–	553	(553)						–
Total current assets	246,314	15,630	–		(62,625)		–		199,319
Property, equipment and improvements, net	12,559	16,096							28,655
Operating lease right-of-use assets	16,342	–			1,104	3E			17,446
Identifiable intangible assets, net	114,982	–			211,000	3C			325,982
Goodwill	221,331	–			110,744	3F			332,075
Deferred tax assets	160	–							160
Other non-current assets	1,363	–	1,922		(1,670)	3D			1,615
Capitalized software costs, net		1,670	(1,670)						–
Security deposit		252	(252)						–
Total assets	$613,051	$33,648	$–		$258,553		$–		$905,252
Current liabilities
Current portion of long-term debt	$–	$3,285	$1,844		$(1,844)	3G	$44,795	5A	$48,080
Accounts payable	18,840	2,196							21,036
Accrued compensation	11,544	–							11,544
Unearned revenue	13,047	2,010							15,057
Contingent consideration on acquired business	3,000	–							3,000
Current portion of operating lease liabilities	2,680	–			356	3E			3,036
Other current liabilities	8,304	–	1,531						9,835
PPP loan	–	1,844	(1,844)						–
Accrued expenses	–	1,344	(1,344)						–
Capital leases, current portion	–	187	(187)						–
Total current liabilities	57,415	10,866	–		(1,488)		44,795		111,588
Income taxes payable	2,067	–							2,067
Deferred tax liabilities	18,662	–							18,662
Long-term debt	45,670	2,009					240,370	5A	288,049
Operating lease liability	19,072	–			748	3E			19,820
Other noncurrent liabilities	4,694	–							4,694
Total liabilities	147,580	12,875	–		(740)		285,165		444,880
Preferred stock, $.01 par value; 2,000 shares authorized; none issued and outstanding	–	–							–
Common stock, $.01 par value; 60,000,000 shares authorized; 40,530,498 and 35,512,843 shares issued	405	–							405
Additional paid-in-capital	367,253	–							367,253
Retained earnings	176,116	20,773			(25,872)	3H			171,017
Accumulated other comprehensive income (loss)	(21,749)	–							(21,749)
Treasury stock, at cost, 6,419,504 and 6,353,094 shares	(56,554)	–							(56,554)
Total shareholders’ equity	465,471	20,773	–		(25,872)				460,372
Total liabilities and equity	$613,051	$33,648	$–		$(26,612)		$285,165		$905,252

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except for per share data)

	Historical Digi International Inc Nine-months ended June 30, 2021 (as reported)	Historical Ventus Holdings Nine-months ended June 30, 2021 (as reported)	Reclassification and elimination adjustments Note 2	Note	Transaction accounting adjustments Note 4	Note	Other adjustments Note 5	Note	Digi International Inc. combined pro forma Nine-months ended June 30, 2021
Revenues	$229,526	$38,498							$268,024
Cost of sales	105,495	9,202	1,604						116,301
Gross profit	124,031	29,296	(1,604)						151,723

Operating expenses
Sales and marketing	46,271	–	12,176						58,447
Research and development	34,822	187	21						35,030
General and administrative	34,701	–	2,463		8,120	4A			45,284
Restructuring charge (reversal)	995	–	–						995
Selling, general and administrative expenses	–	13,530	(13,530)						–
Depreciation and amortization	–	2,735	(2,735)						–
Advertising	–	(1)	1						–

Total operating expenses	116,789	16,451	(1,604)		8,120				139,756
Operating income	7,242	12,845	–		(8,120)				11,967
Other (expense) income, net:
Interest income	4	–							4
Interest expense	(1,019)	(188)					(14,717)	5A	(15,924)
Other (expense) income, net:	(229)	441							212
Total other (expense) income, net	(1,244)	253					(14,717)		(15,708)

Income before income taxes	5,998	13,098			(8,120)		(14,717)		(3,741)
Income tax expense (benefit)	220	–			(1,753)	4C			(1,533)
Net income (loss)	$5,778	$13,098			$(6,367)		$(14,717)		$(2,208)

Net income (loss) per common share:
Basic and diluted									$(0.07)
Weighted average common shares:
Basic and diluted									31,443

See the accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands except for per share data)

	Historical Digi International Inc Year ended September 30, 2020 (as reported)	Historical Ventus Holdings Year ended December 31, 2020 (as reported)	Reclassification and elimination adjustments Note 2	Note	Transaction accounting adjustments Note 4	Note	Other adjustments Note 5	Note	Digi International Inc. combined pro forma Year ended September 30, 2020
Revenues	$279,271	$46,124							$325,395
Cost of sales	135,299	10,774	2,092						148,165
Gross profit	143,972	35,350	(2,092)						177,230

Operating expenses
Sales and marketing	52,761	–	11,754						64,515
Research and development	43,765	268	410						44,443
General and administrative	36,012	–	5,507		14,276	4A/4B			55,795
Restructuring charge (reversal)	117	–	–						117
Selling, general and administrative expenses	–	16,479	(16,479)						–
Depreciation and amortization	–	3,210	(3,210)						–
Advertising	–	74	(74)						–

Total operating expenses	132,655	20,031	(2,092)		14,276				164,870
Operating income	11,317	15,319	–		(14,276)				12,360
Other (expense) income, net:
Interest Income	304	–							304
Interest Expense	(3,592)	(386)					(17,253)	5A	(21,231)
Other (expense) income, net:	(566)	16							(550)
Total other (expenses) income, net	(3,854)	(370)					(17,253)		(21,477)

Income before income taxes	7,463	14,949			(14,276)		(17,253)		(9,117)
Income tax expense (benefit)	(948)	–			(2,984)	4C			(3,932)
Net income (loss)	$8,411	$14,949			$(11,292)		$(17,253)		$(5,185)

Net income (loss) per common share:
Basic and diluted									$(0.18)
Weighted average common shares:
Basic and diluted									28,849

See the accompanying notes to the unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(All figures reported in thousands except for per share data, unless indicated otherwise)

Note 1. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information and related explanatory notes (“pro forma information”) were prepared in accordance with Article 11 of Regulation S-X, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The pro forma condensed combined financial information has been compiled from historical consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP).

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effects of the Acquisition involving Digi and Ventus under the acquisition method of accounting with Digi treated as the acquirer. The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined company. Under the acquisition method of accounting, the assets and liabilities of Ventus will be recorded by Digi at their respective fair values, and the excess of the purchase consideration over the fair value of Ventus’ net assets will be allocated to goodwill.

The pro forma allocation of the purchase consideration reflected in the unaudited pro forma condensed combined financial information is subject to adjustment and may vary from the actual purchase consideration allocation that will be recorded upon completion of purchase accounting. Adjustments may include, but are not be limited to, changes in (i) Ventus’ balance sheet through the effective date of the acquisition including finalization of the working capital settlement calculation; (ii) adjustments in leases to align with Digi under ASC Topic 842, “Leases” (“ASC 842”); (iii) total acquisition related expenses if consummation and/or implementation costs vary from currently estimated amounts; (iv) finalization of management’s review of the underlying assumptions utilized in determining the fair values of intangible assets acquired as part of the Acquisition; and (v) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of both Digi and Ventus are being reviewed in detail. Upon completion of such review, additional conforming adjustments or financial statement reclassification may be necessary.

Acquisition-related transaction costs, such as investment banker, advisory, legal, valuation, and other professional fees are not included as a component of consideration transferred but are expensed as incurred.

Note 2. Pro Forma Reclassification and Elimination Adjustments

Certain reclassifications have been made to the historical presentation of the statement of operations and balance sheet of Ventus to conform to the financial statement presentation of Digi.

Historical Ventus depreciation was preliminarily split between Cost of sales and General and administrative expenses based on the expected use of the acquired property and equipment.

As the Company is still finalizing the purchase price allocation, all amortization expense was included in General and administrative expenses and none was recorded to Cost of sales. The Company expects some amortization expense to be attributed to Cost of sales but has not yet finalized the split between Cost of sales and General and administrative expenses. The amount of amortization expense allocated to Cost of sales is not expected to be material

There was no pre-existing business relationship between Ventus and Digi, hence it was not necessary for any transactions to be settled immediately prior to the consummation of the Acquisition for these unaudited pro forma financial condensed combined financial statements.

The reclassifications were made solely for the purpose of these unaudited pro forma condensed combined financial statements. Actual future amounts may differ materially from amounts disclosed.

Note 3. Estimated Purchase Consideration, Allocation and Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

The estimated purchase consideration, related estimated allocations, and resulting excess over fair value of net assets acquired are as follows:

Purchase Consideration (in 000s)
Base Purchase Price	$347,600
Estimated Cash	7,377
Payment of Indebtedness	(5,294)
Estimated Working Capital Overage	(1,698)
Consideration Transferred	$347,985

Preliminary allocation of purchase price (in 000s)
Identifiable intangible assets	$211,000
Goodwill	110,744
Assets acquired*	31,978
Liabilities assumed*	(5,737)
Consideration transferred	$347,985

* Individual assets and liabilities acquired have been condensed for the purposes of this illustration

A. Total estimated purchase consideration and allocation of purchase price

The total estimated purchase consideration for all ownership interests in Ventus of $348.0 million is comprised of cash consideration paid to the seller of $338.4 million and $9.6 million of cash consideration paid to other third parties. The purchase consideration of $348.0 million was determined by adjusting the base purchase price of $347.6 million for the estimated working capital overages of $1.7 million, payment of seller indebtedness of $5.3 million and estimated acquired cash of $7.4 million. The amounts used to calculate the pro forma estimated purchase consideration were derived from Ventus’ June 30, 2021 historical balance sheet and components of the actual purchase price will differ based on actual Ventus balance sheet amounts at the closing date on November 1, 2021.

The purchase price allocation shown in the table above is based on the Digi’s estimates of the fair value of certain Ventus assets and liabilities as of June 30, 2021. The allocation of the purchase price may differ materially from the estimates.

B. Cash

The pro forma adjustments to cash represent the proceeds from the second and third amended and restated credit agreements, payment of the cash purchase price of Ventus to the seller, payment of debt financing costs associated with the second and third amended and restated credit agreements, and payment of buyer transaction costs related to the acquisition.

The adjustment to cash in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 included the following:

Proceeds from issuance of new credit facilities	$350,000
Purchase consideration paid to seller	(338,431)
Retirement of Digi’s historical debt	(48,118)
Payment of debt financing fees for second and third amended and restated credit agreements	(13,443)
Payment of unrecognized Buyer’s transaction costs	(3,079)
Payment of Seller transaction expenses	(9,554)
Net pro forma adjustment to cash	$(62,625)

C. Identifiable Intangible assets

The estimated fair values of identifiable intangible assets were prepared using an income valuation approach, which requires a forecast of expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method. The identified intangible assets include customer relationships, developed technology and tradenames. The estimated useful lives are based on the historical experience of Digi, available similar industry data and assumptions made by Digi management. These estimated fair values are subject to change upon completion of the purchase price allocation.

An adjustment was made to record the estimated fair value of acquired intangibles assets of $211.0 million. The weighted average estimated useful lives of the acquired intangible assets is 19.2 years.

Customer relationship	$179,000
Technology	16,000
Trade name	16,000
Identified intangible assets	$211,000

D. Other non-current assets

In Ventus historical balance sheet, Ventus capitalized costs incurred during the application and development phase of internally developed software. As Digi does not intend to utilize this software, it was not assigned a value in the preliminary purchase price allocation. Therefore, an adjustment of $1.7 million was made to the unaudited pro forma condensed combined balance sheet to eliminate the asset and exclude it from the preliminary purchase price allocation.

E. Right of use assets and lease liabilities

The Company adopted ASC Topic 842, “Leases” (“ASC 842”) as of October 1, 2019, and therefore, Ventus adopted ASC 842 at the date of acquisition. In order to conform accounting policies, the Company included an adjustment to record a right-of-use asset of $1.1 million and corresponding lease liability of $1.1 million to the unaudited pro forma condensed combined balance sheet. The right-of-use asset and lease liability are equal to the present value of remaining lease payments at the date of acquisition. Digi applied a discount rate of 3.47%, which is consistent with the discount rate used for leases with similar characteristics within Digi’s lease portfolio.

Of the $1.1 million lease liability, $0.4 million was classified as current and $0.7 million was classified as noncurrent as of June 30, 2021.

F. Goodwill

An adjustment of $110.7 million was made to record goodwill associated with the purchase of Ventus. The adjustment is equal the excess of the estimated purchase consideration over the estimated fair value of net assets acquired.

G. Payroll Protection Plan loan

An adjustment of $1.8 million was made to the current portion of long-term debt for forgiveness of a Payroll Protection Plan (“PPP”) loan that Ventus had from the Small Business Association (“SBA”) prior to the Acquisition, but subsequent to the pro forma period. The PPP loan was not included in the preliminary allocation of the purchase price

H. Stockholder’s equity

As part of the accounting for the business combination, an adjustment was made to eliminate the historical member’s equity included in the historical Ventus’ financial statements.

As discussed at Note 4, an adjustment was made to recognize buyer transaction costs incurred outside of the pro forma period. To reflect the additional costs in the unaudited pro forma condensed combined balance sheet, an adjustment was made to reflect such costs in retained earnings.

As discussed at Note 5, an adjustment to retained earnings was made to partially write off debt issuance costs associated with Digi’s historical credit facilities.

An adjustment was made to retained earnings for forgiveness of a PPP loan that Ventus had from the SBA prior to the Acquisition. The PPP loan was not included in the preliminary allocation of the purchase price

The adjustment to stockholder’s equity in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 included the following:

Elimination of historical Ventus member’s equity	$(22,617)
Adjustment to general administrative expenses for unrecognized buyer transaction costs	(3,079)
Partial write off of Digi unamortized issuance costs for historical credit facilities	(2,020)
Forgiveness of Ventus PPP loan	1,844
Net pro forma adjustment to retained earnings	$(25,872)

Note 4. Pro Forma Transaction Adjustments to the Pro Forma Condensed Combined Statements of Operations

The unaudited pro forma condensed combined financial information has been prepared using Ventus’ unaudited historical financial statements and related disclosures, as well as certain assumptions made by Digi. Estimates of the fair value of assets acquired and liabilities assumed are described in Note 3.

A. Intangible assets

Total adjustments related to amortization expense of intangible assets are as follows:

	Year ended September 30, 2020	Nine-months ended June 30, 2021
Estimated amortization on acquired intangible assets	$11,417	$8,563
Removal of historical capitalized software amortization	(220)	(443)
Net pro forma adjustment to general and administrative expenses	$11,197	$8,120

The amortization expense related to acquired intangible assets is based on the estimated fair value amortized over the estimated useful life. The fair values were prepared solely for the purposes of preparing this unaudited pro forma condensed combined financial information and are subject to change upon completion of the transaction and preparation of the final valuation. Changes in fair value of the acquired intangible assets may be material.

As discussed at Note 3, Digi historically capitalized costs incurred during the application and development phase of internally developed software. As Digi does not intend to utilize this software, it was assigned no value in the preliminary allocation of the purchase price. Therefore, the amortization reported in the Ventus historical income statements related to this asset was reversed.

As the Company is still finalizing the purchase price allocation, all amortization expense was included in General and administrative expenses and none was recorded to Cost of sales. The Company expects some amortization expense to be attributed to Cost of sales but has not yet finalized the split between Cost of sales and General and administrative expenses.

B. Unrecognized Transaction costs

An adjustment of $3.1 million was made to general and administrative expenses related to unrecognized buyer transaction costs incurred for acquisition, but not yet recognized in the historical financial statements

C. Income taxes

When considering the unaudited pro forma condensed combined financial statements, the Company estimates that, prospectively, the combined company would have an effective tax rate that differs from Digi's historical tax rate. As such, for the purposes of assessing the tax impact on unaudited pro forma condensed combined financial statements, an estimated tax rate of 18.0% was applied. The actual effective tax rate of the combined company may differ significantly from the rate utilized depending on post-acquisition activities, such as the geographical mix of taxable income affecting state and foreign taxes, among other factors.

Historically, Ventus has operated as a pass-through entity for tax purposes. As such, the historical Ventus financial statements have no provision for income taxes. Therefore, an adjustment was made to tax effect Ventus historical earnings.

Total adjustments related to income tax expense are as follows:

	Year ended September 30, 2020	Nine-months ended June 30, 2021
Tax expense (benefit) from pro forma adjustments	$(5,675)	$(4,111)
Pro forma adjustment to tax effect Ventus historical earnings	2,691	2,358
Net pro forma adjustment to income tax expense (benefit)	$(2,984)	$(1,753)

Note 5. Pro Forma Other Transaction Adjustments

In accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020, Digi has also adjusted the unaudited pro forma condensed combined financial information for certain material transactions that are probable to occur in connection with the acquisition.

A.	Financing

In connection with the Ventus acquisition, Digi modified it existing credit agreement with its lenders. The modified credit agreement included total commitments of $385 million, which were used to repay Digi’s existing credit facility and to provide financing for the acquisition. The new credit facility includes a $350 million term loan and a $35 million revolving credit facility. The revolving credit facility is inclusive of a $10 million letter of credit subfacility and $10 million swingline subfacility. At the time of the acquisition, Digi had not drawn on the revolving credit facility. Digi will capitalize debt issuance costs associated with the new financing.

The unaudited pro forma condensed combined balance sheet reflects the issuance of debt to finance the Ventus acquisition, repay the borrowings on the existing Digi revolving credit facility, partially write off debt issuance costs associated with the historical Digi credit facility and capitalize debt issuance costs associated with the new facility.

As part of the business combination, Digi settled Ventus’ existing debt obligations at the time of closing. Therefore, an adjustment was made to eliminate historical Ventus debt obligations from the unaudited pro forma condensed combined balance sheet as of June 30, 2021.

The adjustments to record the financing transactions in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 included the following:

Increase from issuance of Digi’s new credit facilities	$350,000
Capitalization of debt issuance costs related to Digi’s new credit facilities	(13,443)
Repayment of Digi’s historical revolving credit facility	(48,118)
Partial write off of Digi unamortized debt issuance costs associated with the historical credit facility	2,020
Repayment of Ventus’ existing term loan	(5,294)
Net pro forma adjustment to debt	$285,165

The classification of the pro forma adjustments to debt were as follows;

Current portion of long-term debt	$44,795
Long-term debt	240,370
Total outstanding pro forma debt	$285,165

The adjustments to record pro forma interest expense for the unaudited pro forma condensed combined statements of operations were based on (i) actual interest expense incurred by Digi and Ventus during the year ended September 30, 2020 and December 31, 2020, respectively, and the nine-month period ended June 30, 2021 (ii) estimated interest expense associated with the new borrowings to fund the acquisition of Ventus (iii) amortization of debt financing costs incurred in relation to the new credit facilities.

Borrowings under the term loan facility bear interest at a rate per annum equal to LIBOR with a floor of 0.50% for an interest period of one, three or six months as selected by Digi, reset at the end of the selected interest period (or a replacement benchmark rate if LIBOR is no longer available) plus 5.0% or a base rate plus 4.0%. The base rate is determined by reference to the highest of (1) BMO’s prime rate, (2) the Federal Funds Effective Rate plus 0.5%, or (3) one-month LIBOR for U.S.

dollars plus 1.00%. The applicable margin for loans under the revolving credit facility is in a range of 4.00-3.75% for LIBOR loans and 3.00 to 2.75% for base rate loans, depending on Digi’s consolidated leverage ratio. The consolidated leverage ratio is defined as the ratio of Digi’s consolidated total funded indebtedness minus unrestricted cash as of such date to consolidated earnings before interest, taxes, depreciation and amortization for such period.

For the purposes of this these pro forma condensed combined financial statements, the Company utilized the 0.5% floor plus 5.0% for an applied interest rate of 5.5%. There were no borrowings against the new revolving credit facility at the time of acquisition. Therefore, no interest expense was recognized on the new revolving credit facility.

The adjustments to record the anticipated financing transactions in the unaudited pro forma condensed combined statement of operations for the year ended September 30, 2020 and nine-months ended June 30, 2021 included the following:

	Year ended September 30, 2020	Nine-months ended June 30, 2021
Interest expense pursuant to Digi’s new term loan	$19,250	$14,438
Amortization of debt issuances costs related to new credit facilities	1,920	1,440
Elimination of Digi’s historical interest expense and debt financing cost amortization	(3,592)	(1,019)
Recalculated Digi historical debt issuance cost amortization	61	46
Elimination of Ventus’ historical interest expense	(386)	(188)
Net pro forma adjustment to interest expense	$17,253	$14,717

The interest rates in effect at the time of preparation were assumed to be in effect for the entirety of the respective unaudited pro forma condensed combined statement of operations periods. The interest expense that Digi will ultimately pay may vary from what is assumed in the pro forma statements and will be based on among other things, the actual future funding needs, movements in market interest rates including LIBOR, and the contractual terms of the Credit Agreement.